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                                                                      EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the incorporation by reference in this current report on Form 8-K dated February 2, 1998, of our report dated November 8, 1997, accompanying the consolidated financial statements of John Bludworth Marine, Inc. and Subsidiary, appearing in the Section 424 (b)(1) Prospectus of First Wave Marine, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 on January 28, 1998.


/s/ GRANT THORNTON LLP
GRANT THORNTON LLP


Houston, Texas
February 13, 1998